Exhibit 3.2
AMENDED AND RESTATED
BYLAWS
OF
ARTIVION, INC.
(A DELAWARE CORPORATION)

(Effective September 1, 2023)

ARTICLE I
OFFICES

Section 1. Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Delaware, as the Board of Directors (the “Board”) may from time to time determine or the business of the corporation may require.

Section 2. Registered Office. The registered office of the corporation, for so long as required by applicable law, shall be maintained in the State of Delaware. The address of the registered office may be changed from time to time by the Board or the registered agent.

ARTICLE II
STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders shall be held for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting, the actual day thereof to be set forth in the Notice of Meeting or in a duly executed waiver of notice of such meeting. The Board may, at any time prior to the holding of an annual meeting of stockholders, and for any reason, or without reason, cancel, postpone, or reschedule such meeting upon public notice given prior to the time previously scheduled for such meeting of stockholders. The meeting may be postponed or rescheduled to such time and place, if any, as is specified in the notice of postponement or rescheduling of such meeting.

Section 2. Special Meetings. Unless otherwise prescribed by applicable law or by the Certificate of Incorporation, special meetings of the stockholders for any purposes may be called by the President or Secretary at the request in writing of the majority of the Board then in office. Special meetings of the stockholders may also be called in the manner provided in the Certificate of Incorporation. Business transacted at a special meeting of the stockholders shall be limited to the purposes stated in the notice thereof. The Board may, at any time prior to the holding of a special meeting of stockholders, and for any reason, or without reason, cancel, postpone, or reschedule such meeting upon public notice given prior to the time previously scheduled for such meeting of stockholders. The meeting may be postponed or rescheduled to such time and place, if any, as is specified in the postponement or rescheduling of such meeting.

Section 3. Place of Meeting. The Board may designate a place, if any, whether within or without the State of Delaware unless otherwise prescribed by law or by the Certificate of Incorporation, for any annual meeting or for any special meeting of the stockholders. If no designation is made, the place of meeting shall be the principal office of the corporation; provided, that the Board may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 (or any successor provision) of the General Corporation Law of the State of Delaware (“DGCL”).

Section 4. Notice of Meeting. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting in the form of a writing or electronic transmission shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting. Notices shall be delivered in the manner provided under applicable law. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5. Notice of Stockholder Business and Nominations.

(a)    Annual Meetings of Stockholders.

(i)    Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made only:

(A)    pursuant to the corporation’s notice of meeting (or any supplement thereto);

(B)    by or at the direction of the Board or any committee thereof; or

(C)    by any stockholder of the corporation who (1) was a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the annual meeting; (2) is entitled to vote at the meeting; and (3) complies with the notice procedures and other requirements set forth in these Bylaws and applicable law.

Section 5(a)(i)(C) of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the corporation’s notice of meeting) before an annual meeting of stockholders.

(ii)    For any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 5(a)(i)(C) of these Bylaws, (i) the stockholder must have given timely notice thereof in writing to the Secretary, (ii) such other business must otherwise be a proper matter for stockholder action under the DGCL, (iii) the record stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by these Bylaws, and (iv) in the case of nominations for which the stockholder intends to solicit proxies, the stockholder complies with the requirements of Rule 14a-19 under the Exchange Act. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that subject to the following sentence, in the event that the date of the annual meeting is scheduled for a date that is more than thirty (30) days before or more than thirty (30) days after such anniversary date, notice by the stockholder to be timely must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment, recess or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper form, a stockholder’s notice to the Secretary must:

(A)    set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1)    the name of such stockholder, as it appears on the corporation’s books, and the business address and telephone number of such stockholder and of such stockholder’s Stockholder Associated Person (as defined in Section 5(b)(ii)), if any;

(2)    a.    the class or series and number of shares of the corporation that are, directly or indirectly, owned beneficially or of record by such stockholder and such beneficial owner on the date of the stockholder’s notice, the dates on which the stockholder acquired such securities and documentary evidence of such record or beneficial ownership;

b.    any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder or by any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation held by such stockholder or by any Stockholder Associated Person;

c.    a complete and accurate description of any agreement, arrangement or understanding between or among such stockholder and such stockholder’s Stockholder Associated Person and any other person or persons in connection with such stockholder’s director nomination and the name and address of any other person(s) or entity or entities known to the stockholder to support such nomination;

d.    a complete and accurate description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote, directly or indirectly, any shares of any security of the corporation;

e.    any short interest in any security of the corporation held by such stockholder or any Stockholder Associated Person (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

f.    any rights to dividends on the shares of the corporation owned beneficially by such stockholder or by any Stockholder Associated Person that are separated or separable from the underlying shares of the corporation;

g.    any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

h.    any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household; and

i.any direct or indirect interest of such stockholder or stockholders and beneficial owner, if any, or any of their respective Stockholder Associated Persons, in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) or in any litigation or regulatory proceeding involving the corporation or any affiliate of the corporation;

(3)    a.    any other information relating to such stockholder and any Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

b    a representation that the stockholder is a holder of record of the capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

c.    a representation as to whether or not such stockholder or any Stockholder Associated Person will deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the corporation’s outstanding stock required to approve or adopt the proposal or, in the case of a nomination or nominations, at least the percentage of the voting power of the corporation’s outstanding stock reasonably believed by the stockholder or Stockholder Associated Person, as the case may be, to be sufficient to elect such nominee or nominees (such representation, a “Solicitation Statement”); and

d.     if any such stockholder, such beneficial owner or any Stockholder Associated Person intends to solicit proxies, a covenant that such stockholder will comply with the requirements of Rule 14a-19 under the Exchange Act, including but not limited to the stockholder’s intent to deliver a proxy statement and/or form of proxy to (i) in the case of a nomination, at least the percentage of the voting power of stock issued and outstanding that is reasonably believed by such stockholder to be sufficient to elect each such nominee, or, in the case of a business proposal, at least the percentage of the voting power of stock issued and outstanding that is required to approve or adopt the proposal, in a manner consistent with the requirements of Rule 14a-16 as required by law, (ii) otherwise solicit proxies from stockholders in support of such nomination or proposal and/or (iii) solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the corporation’s nominees pursuant to Rule 14a-19 promulgated under the Exchange Act;

(B)    if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth:

(1)    a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and Stockholder Associated Person, if any, in such business, the text of the proposal or business, which is not to exceed 500 words, and in the event that such business includes a proposal to amend these Bylaws or the Certificate of Incorporation or any policy of the corporation, the language of the proposed amendment, and any other information relating to the proposed business that is required to be disclosed under applicable law; and

(2)    a complete and accurate description of all agreements, arrangements and understandings between or among such stockholder and such stockholder’s Stockholder Associated Person, if any, and the name and address of any other person(s) or entity or entities in connection with the proposal of such business by such stockholder;

(C)    set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board:

(1)    (i) the name, age, business and residence address and contact information of such person; (ii) the principal occupation or employment of such person (present and for the past five (5) years); (iii) the completed and signed questionnaire, representation, and agreement required by these Bylaws;

(2)     all information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(3)    a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and Stockholder Associated Person, if any, and their respective Affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any Affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(D)    set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board (in addition to the matters set forth in paragraphs (A) and (C) above):

(1)    a completed and signed questionnaire, representation and agreement in a form provided by the corporation which form the stockholder must request from the Secretary in writing not less than seven (7) days prior to the submission of such stockholders’ notice; and

(2)    a written representation and agreement, in a form provided by the corporation (which form the stockholder must request from the Secretary in writing not less than seven (7) days prior to the submission of such stockholders’ notice), that such person:

a.    is not and will not become a party to:

i.    any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation; or

ii.    any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law;

iii.    any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein;

b.    if elected as a director of the corporation, intends to serve a full term; and

c.    in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

(iii)    The corporation may require any proposed nominee to furnish such other information, which may be in the form of an interview with the nominee at the request of the Board, as may reasonably be required by the corporation (A) to determine the character, fitness and eligibility of such proposed nominee to serve as a director of the corporation, including with respect to qualifications established by a committee of the Board, (B) to determine the eligibility of such proposed nominee to serve as an “independent director” or “audit committee financial expert” of the corporation under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guidelines or committee charter of the corporation, or (C) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or otherwise may be material to a reasonable stockholder’s understanding of such nominee.

(iv)    A stockholder providing notice of a nomination or proposal of other business to be brought before a meeting shall further update and supplement such notice, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any postponement or adjournment thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven (7) business days prior to the date for the meeting or any postponement or adjournment thereof, if practicable (or, if not practicable, on the first practicable date prior to any postponement or adjournment thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any postponement or adjournment thereof)). For the avoidance of doubt, the requirement to update and supplement such information shall not permit any stockholder or other person to amend or update any nomination or proposal of other business or to submit any new nomination or proposal of other business, including by changing or adding matters, be deemed to cure any defects or limit the remedies (including, without limitation, under these Bylaws) available to the corporation relating to any defect. The obligation to update and supplement as set forth in this paragraph or any other section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder or extend any applicable deadlines hereunder or under any other provision of these Bylaws.

(b)    General.

(i)    Only such persons who are nominated in accordance with the procedures set forth in these Bylaws and applicable law shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as has been brought before the meeting in accordance with the procedures set forth in these Bylaws and applicable law. Except as otherwise provided by applicable law, the corporation’s Certificate of Incorporation or these Bylaws, the Board or a presiding officer at the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in the corporation’s Certificate of Incorporation, these Bylaws and applicable law and, if any proposed nomination or business is not in compliance with these Bylaws and applicable law, to declare that such defective proposal or nomination shall be disregarded.

(ii)    For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, the Associated Press, or any other national news service or in a document publicly filed by the corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder, and “Stockholder Associated Person” shall mean, for any stockholder,

(A)    any person or entity controlling, directly or indirectly, or acting in concert with, such stockholder;

(B)    any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder; or

(C)    any person or entity controlling, controlled by or under common control with any person or entity referred to in the preceding clauses (A) or (B).

(iii)    In addition to the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to further and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 5 of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights

(A)    of stockholders to request inclusion of proposals in the corporation’s proxy statement or proxy card pursuant to the mandatory provisions of the Exchange Act and the rules and regulations thereunder, subject, in each case, to compliance with the provisions of these Bylaws that are permitted under such mandatory provisions; or

(B)    of the holders of any series of preferred stock of the corporation to elect directors if and to the extent provided for under applicable law, the corporation’s Certificate of Incorporation or these Bylaws.

(iv)    Unless otherwise required by law, if the stockholder (or a Qualified Representative (as defined below) of the stockholder) making a nomination or proposal under this Section 5 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the corporation. For purposes of these Bylaws, to be considered a “Qualified Representative” of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the presentation of such matters at the meeting stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

Section 6. Waiver of Notice of Meeting. Whenever notice is required to be given by law, by the Certificate of Incorporation, or under any provisions of these Bylaws, a waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in a waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

Section 7. Voting Lists. The corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of, and the number and class and series of shares held by, each. The list must be made available for inspection by any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day before such meeting date at either of the following locations: (a) during ordinary business hours at the principal office of the corporation or (b) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. Except as otherwise provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 7 or to vote in person or by proxy at any meeting of stockholders.

Section 8. Quorum and Adjournment.

(a)    Unless otherwise required by applicable law or provided in the Certificate of Incorporation or these Bylaws, the holders of a majority of shares outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business; provided, however, that where a separate vote by class, classes or series of stock is required by applicable law or the Certificate of Incorporation, the holders of a majority of the outstanding shares of such class, classes or series, present in person or represented by proxy at the meeting shall constitute a quorum entitled to take action with respect to the vote on that matter. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b)    The presiding officer of the meeting, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time. No notice of the adjourned meeting need be distributed to stockholders so long as the new time and place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 4 of these Bylaws. If the adjournment is more than thirty (30) days, a notice of the adjourned meeting must be distributed in accordance with Section 4 above. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified or, in the case of a special meeting for which a new notice was distributed, which is described in the notice.

Section 9. Voting of Shares. Except as provided in the Certificate of Incorporation or applicable law, and subject to the provisions of Article VIII of these Bylaws regarding the fixing of a record date, each outstanding share, regardless of class, is entitled to one (1) vote on each matter voted on at a meeting of stockholders.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy may be appointed to vote or otherwise act for the stockholder by any method authorized by applicable law. A proxy shall be valid as provided in Section 212 of the DGCL and any successor thereto. Any stockholder or Stockholder Associated Person directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.

Section 11. Conduct of Meeting. The Chair of the Board, and in his or her absence, the Lead Director (if any), and in his or her absence, the President, and in his or her absence, any director chosen by the directors present shall call a stockholders’ meeting to order and shall act as presiding officer of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations adopted by the Board, the presiding officer of the meeting shall have broad discretion in conducting the meeting and determining the order of business at a stockholders’ meeting. The presiding officer shall have the right and authority to convene and (for any reason or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. The presiding officer’s authority to conduct the meeting shall include, but in no way be limited to, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding officer of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot; and (f) restrictions on the use of photographic, audio and video recording devices and similar devices (including cellular phones). The presiding officer also shall take such actions as are necessary and appropriate to preserve order at the meeting. The rules of parliamentary procedure need not be observed in the conduct of stockholders’ meetings.

Section 12. Conduct of Meetings by Remote Communication. The Board may, at its sole discretion, adopt guidelines and procedures in accordance with applicable provisions of the DGCL and any other applicable law for the participation by stockholders and proxy holders in an annual or special meeting of stockholders by means of remote communications. Stockholders and proxy holders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

ARTICLE III
BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board.

Section 2. Number, Tenure and Qualifications. The number of directors of the corporation shall be not less than one (1) nor more than fifteen (15), the number of the same shall be fixed from time to time by resolution of the Board. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director. Each director shall hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified, unless sooner removed by the stockholders with or without cause at any general or special meeting in accordance with these Bylaws and applicable law, or earlier death, resignation or disqualification. None of the directors need be residents of the State of Delaware.

Section 3. Annual Meeting. After each annual meeting of stockholders, the Board shall hold its first meeting immediately following such annual meeting of stockholders for the purpose of the election of officers and the transaction of such other business as may come before the meeting. No notice of such meeting shall be necessary. The place of such meeting shall be the same as the place of the annual meeting of stockholders which precedes it, or such other suitable place as may be announced at such annual meeting of stockholders, and may be held remotely as provided in Section 8 below. The place and time of such meeting may also be fixed by consent of the directors.

Section 4. Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall be determined from time to time by the Board.

Section 5. Special Meetings. Special meetings of the Board may be called by the Chair of the Board, if there be one, or the President or any two (2) directors. The persons authorized to call special meetings of the Board may fix the place for holding any special meetings of the Board called by them.

Section 6. Notice. Notice of the date, time and place of any special meeting shall be given at least two (2) days prior thereto. Notice may be communicated by any means permissible under applicable law. Any director may waive notice of such meeting, either before, at, or after such meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except where a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. Quorum and Adjournment. A majority of the directors shall constitute a quorum, but a smaller number may adjourn, as specified in Section 8(c) below.

Section 8. Conduct of Meetings.

(a)    Presiding Officer. The Chair of the Board shall preside at meetings of the Board. If the Chair of the Board is an employee of the corporation, the Board shall elect from among its members a Lead Director, who shall preside at executive sessions of the Board at which employees of the corporation or any of its subsidiaries shall not be present. The Chair of the Board, and in his or her absence, the Lead Director, and in his or her absence, any director chosen by the directors present, shall call meetings of the Board to order and shall act as presiding officer of the meeting.

(b)    Minutes. The presiding officer shall appoint a person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board shall be prepared and distributed to each director.

(c)    Adjournments. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board to another time and place. Notice of any such adjourned meeting shall be given to the directors who are not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

(d)    Participation by Conference Call or Similar Means. The Board may permit any or all directors to participate in a regular or a special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 9. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board, except as otherwise provided by applicable law.

Section 10. Vacancies. Any vacancy occurring in the Board, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board or by the sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office or, where a vacancy has been created by an increase in the number of directors, until the next election of directors by the stockholders. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date, or otherwise) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

Section 11. Compensation. The compensation of non-employee directors for their services as a director may be fixed by resolution of the Board, or by a duly authorized committee of the Board. Unless otherwise determined by the Board or such committee, directors shall be paid their expenses of attendance at each meeting of the Board or committee thereof. No payment received by a director for services as a director shall preclude a director from serving the corporation in any other capacity.

Section 12. Action by Unanimous Consent of the Board. Any action required or permitted to be taken by any provisions of law, of the Certificate of Incorporation or of these Bylaws at any meeting of the Board or of any committee thereof may be taken without a meeting if, prior to such action, all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or evidence of electronic transmission or transmissions are filed with the minutes of the proceedings of the Board or committee. A consent may include an e-mail or facsimile transmission or other electronic transmission containing a description of the matter voted on, words that indicate the director’s asset to the action taken, and a “signature,” such as any symbol, manual, facsimile, conformed, or electronic signature adopted by a person with the intent to provide an authenticated assertion of approval that meets the requirements of Section 116 of the DGCL or any successor thereto.

Section 13. Removal. Any director may be removed, with or without cause, by the stockholders at any general or special meeting of the stockholders whenever, in the judgment of the stockholders, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed. This Bylaw shall not be subject to change by the Board.

Section 14. Emergency Bylaws. In the event of an emergency, as described in Section 110 of the DGCL, as a result of which a quorum of the Board or a standing committee of the Board cannot readily be assembled for action, a single director or the only directors in attendance at a meeting shall constitute a quorum. The procedure for calling such a meeting shall be those applicable for calling a special meeting of the Board; provided that, notice of such meeting may be given either by a single director or the Secretary of the corporation. Such director or directors in attendance at such meeting may further take action to designate additional or substitute directors on the Board and/or appoint one (1) or more of themselves or other directors to membership on any standing or temporary committee(s) of the Board as they shall deem necessary and appropriate. Such director or directors are also empowered to take any and all other actions permitted by Section 110 of the DGCL and each is expressly entitled to the protections of Section 110(d) of the DGCL. This Bylaw shall be effective only during an emergency as described in Section 110 of the DGCL and ceases to be effective after the emergency ends, as determined by the Board (as constituted during such emergency) in its business judgment.

Section 15. Resignations. A director may resign at any time from the Board. A resignation from the Board must be delivered in writing to the Secretary and shall be deemed to take effect only upon its receipt by the Secretary unless otherwise specified therein.

ARTICLE IV
OFFICERS

Section 1. Number and Qualification. The officers of the corporation shall include a President, a Secretary, and such other officers as the Board may from time to time elect or appoint, including a Chair of the Board, a Chief Executive Officer, a Chief Financial Officer, one (1) or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, and one (1) or more Assistant Secretaries and Assistant Treasurers. The Board shall designate from among the officers it elects those who shall be the executive officers of the corporation responsible for all policy making functions, under the direction of the Board. Two (2) or more offices may be held by the same person.

Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board at its first meeting after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal. Any officer may be removed at any time, with or without cause, by the Board. An officer’s removal does not affect the officer’s contract rights, if any, with the corporation.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term.

Section 5. Duties of Officers. The Chair of the Board shall preside at all meetings of the Board (other than in executive sessions) and of the stockholders which he or she shall attend, as provided in Articles II and III above. The Chair or the President shall be the chief executive officer of the corporation, as specified by the Board. The Secretary, or such other officer as the Board may from time to time designate, shall be responsible for preparing minutes of the directors’ and stockholders’ meetings and for authenticating records of the corporation. Subject to the foregoing, the officers of the corporation shall have such powers and duties as usually pertain to their respective offices and such additional powers and duties specifically conferred by law, by the Certificate of Incorporation, by these Bylaws, or as may be assigned to them from time to time by the Board or by any officer authorized by the Board to prescribe the duties of other officers.

Section 6. Executive Compensation. The salaries and other compensation of the officers shall be fixed from time to time by the Compensation Committee of the Board or the full Board, where appropriate, and no officer shall be prevented from receiving such salary or compensation by reason of the fact that he or she is also a director of the corporation.

Section 7. Delegation of Duties. In the absence of or disability of any officer of the corporation or for any other reason deemed sufficient by the Board, the Board may delegate its powers or duties to any other officer or to any other director for the time being.

Section 8. Resignations. An officer may resign at any time. A resignation must be delivered in writing to the Secretary and shall be deemed to take effect only upon its receipt by the Secretary unless otherwise specified therein.

ARTICLE V
EXECUTIVE AND OTHER COMMITTEES

Section 1. Creation of Committees. The Board may designate an Executive Committee and one (1) or more other committees, each to consist of one (1) or more of the directors of the corporation.

Section 2. Executive Committees. The Executive Committee, if there shall be one, shall consult with and advise the officers of the corporation in the management of its business and shall have and may exercise, to the extent provided in the resolution of the Board creating such Executive Committee, such powers of the Board as can be lawfully delegated by the Board.

Section 3. Other Committees. Such other committees shall have such functions and may exercise the powers of the Board as can be lawfully delegated and to the extent provided in the resolution or resolutions creating such committee or committees.

Section 4. Meetings of Committees. Regular meetings of the Executive Committee and other committees may be held without notice at such time and at such place as shall from time to time be determined by the Executive Committee or such other committees. Special meetings of the Executive Committee or such other committees may be called by any member thereof upon two (2) days’ notice to each of the other members of such committee, or on such shorter notice as may be agreed to in writing by each of the other members of such committee. Notice may be communicated by any means permissible under applicable law, including oral notice where reasonable under the circumstances. Notice may be waived as provided in Section 6 of Article III of these Bylaws (pertaining to notice for directors’ meetings). Attendance at a meeting will constitute waiver of notice and of the right to any objections to the extent provided in Section 6 of Article III. In all other respects, committee meetings shall be conducted in the same manner and in accordance with the same procedural rules applicable to the Board; provided that, the Board may adopt a charter for any committee specifying rules for the conduct of meetings and business of the committee and such other matters as the Board may designate, in which case the provisions of such charter shall supersede the provisions of this Section 4.

Section 5. Vacancies on Committees. Vacancies on the Executive Committee or on such other committees may be filled by the Board then in office at any regular or special meeting.

Section 6. Quorum of Committees. At all meetings of the Executive Committee or such other committees, a majority of the committee’s members then in office shall constitute a quorum for the transaction of business.

Section 7. Manner of Acting of Committee. The acts of a majority of the members of the Executive Committee, or such other committees, present at any meeting at which there is a quorum, shall be the act of such committee.

Section 8. Minutes of Committees. The Executive Committee, if there shall be one, and such other committees shall keep regular minutes of their proceedings and report the same to the Board when required.

Section 9. Compensation. Members of the Executive Committee and such other committees may be paid compensation in accordance with the provisions of Section 11 of Article III (pertaining to compensation of directors).

ARTICLE VI
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. General.

(a)    Subject to the principles set forth in Section 1(b) of this Article VI, the corporation shall be obligated to indemnify any director or officer of the corporation who is or was a party, or is threatened to be made a party, to any Proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise; provided that in no event shall the corporation be obligated to indemnify any director or officer for any liability resulting from, or advance expenses in connection with, any Proceeding involving liability under Section 16(b) of the Exchange Act or in relation to any clawback pursuant to a policy adopted in relation to Exchange Act Rule 10D-1. A “Proceeding” includes any threatened, pending or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, investigative, or otherwise, and whether formal or informal.

(b)    Any person for whom indemnification is mandated under Section 1(a) of this Article VI shall be indemnified against all liabilities, including obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses (including attorneys’ fees, paralegals’ fees, and court costs) actually and reasonably incurred in connection with any such Proceeding, including any appeal thereof; provided that, except as provided in Section 8 of this Article VI with respect to proceedings to enforce rights to indemnification or advancement of expenses, the corporation shall indemnify any such indemnitee in connection with a Proceeding (or part thereof) initiated by such indemnitee only if such Proceeding (or part thereof) was authorized by the Board of the corporation, except that no such authorization shall be required in the case of counterclaims which constitute claims of the indemnitee that would be forfeited unless asserted in the Proceeding. Indemnification shall be available only if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any such action, suit or other proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2. Actions by or in the Right of the Corporation.

(a)    Subject to the principles set forth in paragraphs (b) and (c) of this Section 2, the corporation shall be obligated to indemnify any director or officer of the corporation who is or was a party, or is threatened to be made a party, to any Proceeding brought by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise; provided that in no event shall the corporation be obligated to indemnify any director or officer for any liability resulting from, or advance expenses in connection with, any Proceeding involving liability under Section 16(b) of the Exchange Act.

(b)    Any person for whom indemnification is mandated under Section 2(a) of this Article VI shall be indemnified against expenses (including attorneys’ fees, paralegals’ fees, and court costs) and amounts paid in settlement not exceeding, in the judgment of the Board, the estimated expense of litigating the Proceeding to conclusion, that are actually and reasonably incurred in connection with the defense or settlement of such Proceeding, including any appeal thereof; provided that, except as provided in Section 8 of this Article VI with respect to proceedings to enforce rights to indemnification or advancement of expenses, the corporation shall indemnify any such indemnitee in connection with a Proceeding (or part thereof) initiated by such indemnitee only if such Proceeding (or part thereof) was authorized by the Board of the corporation, except that no such authorization shall be required in the case of counterclaims which constitute claims of the indemnitee that would be forfeited unless asserted in the Proceeding. Indemnification shall be available only if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation.

(c)    Notwithstanding the foregoing, no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such Proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as such court shall deem proper.

Section 3. Advancement of Expenses. Expenses (including reasonable attorneys’ fees, paralegals’ fees and court costs) incurred by a director or officer in defending a Proceeding referred to in Section 1 or 2 of this Article VI shall be paid by the corporation in advance of the final disposition thereof upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this Article VI.

Section 4. Authorization and Procedural Matters.

(a)    Except as otherwise provided by order of a court of competent jurisdiction, the corporation shall not be obligated to indemnify any officer or director under Section 1 or 2 of this Article VI until a determination has been made that: (a) indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Section 1 or 2 of this Article VI; and (b) indemnification is not prohibited by applicable law.

(b)    The Board may establish reasonable procedures for the submission of claims for indemnification and advancement of expenses pursuant to this Article VI, determination of the entitlement of any person thereto, and review of any such determination.

Section 5. Non-exclusivity and Limitations. The indemnification and advancement of expenses provided pursuant to this Article VI shall not be deemed exclusive of any other rights to which a person may be entitled under any law, the corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding office with the corporation. The Board may, at any time, approve indemnification of or advancement of expenses to any other person that the corporation has the power by law to indemnify, including, without limitation, employees, and agents of the corporation.

Section 6. Continuation of Indemnification Right.

(a)    Indemnification and advancement of expenses as provided for in this Article VI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

(b)    For purposes of this Article VI, the term “corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director or officer of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this Article VI with respect to the resulting or surviving corporation as such person would have been with respect to such constituent corporation if its separate existence had continued.

Section 7. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to, or be obligated to, indemnify such person against the liability under Section 1 or 2 of this Article VI or under applicable law.

Section 8. Right of Indemnitee to Bring Suit. If a claim under this Article VI is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification or advancement of expenses hereunder it shall be a defense that the indemnitee has not met any applicable standard set forth in this Article VI or that indemnification or advancement of expenses is impermissible under applicable law. In any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in this Article VI or that indemnification is impermissible under applicable law. Neither the failure of the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in this Article VI, nor an actual determination by the corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the corporation.

Section 9. Nature of Rights. The rights to indemnification and to the advancement of expenses conferred upon indemnitees in this Article VI (i) shall be contract rights based upon good and valuable consideration, pursuant to which an indemnitee may bring suit as if the provisions of this Article VI were set forth in a separate written contract between the indemnitee and the corporation, (ii) are intended to be retroactive with respect to indemnitees who are currently serving as officers and directors on the date this Bylaw is first adopted, and with respect to such persons, these rights shall be available with respect to events occurring prior to the adoption of this Article VI, (iii) shall continue as to an indemnitee who has ceased to be a director or officer of the corporation, and shall inure to the benefit of the indemnitee’s heirs, executors and administrators, and (iv) shall be deemed to have fully vested at the time the indemnitee first assumed his or her office with the corporation. No amendment, alteration or repeal of this Article VI shall adversely affect any right of an indemnitee or his or her successors, nor shall any such amendment limit or eliminate any such right with respect to any Proceeding involving an occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal, regardless of whether such Proceeding is brought before or after the indemnitee has ceased to be a director or officer of the corporation.

Section 10. Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of this Article VI shall not in any way be affected or impaired thereby; and (ii) to the fullest extent permitted by law, the provisions of this Article VI (including, without limitation, each such portion of this Article VI containing any such provisions held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

Section 11. Settlement of Claims. The corporation shall not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any proceeding (or part thereof) effected without the corporation’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such proceeding.

Section 12. Expenses Incurred. To the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any proceeding referred to in Section 145(a) or (b) of the DGCL, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Section 13. Subrogation. In the event of payment under this Article VI, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including without limitation the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 14. Secondary Obligation. The corporation’s indemnification of any person who was or is serving at its request with another corporation, partnership, joint venture, trust or other entity (including serving as a trustee or fiduciary of any employee benefit plan) shall be reduced by any amounts such person may collect as indemnification from such other party.

Section 15. No Duplication of Payments. The corporation shall not be liable under this Bylaw to make any payment with respect to the liability of a person to the extent such person has otherwise actually received payment.

ARTICLE VII
STOCK

Section 1. Certificates.

(a)    Every holder of capital stock of the corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the corporation by any two (2) authorized officers of the corporation representing the number of shares registered in certificate form. The Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.

(b)    If shares are represented by certificates, each certificate shall be in such form as the Board may from time to time prescribe. Any certificate must exhibit the holder’s name, certify the number of shares owned and state such other matters as may be required by law. The certificates shall be numbered and entered on the books of the corporation as they are issued.

(c)    If shares are not represented by certificates, then, within a reasonable time after issue or transfer of shares without certificates, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth pursuant to this Section 1.

(d)    If any person who signed (either manually or in facsimile or via electronic signature) a share certificate no longer holds office when the certificate is issued, the certificate shall nevertheless be valid.

Section 2. Transfer of Shares. Transfers of shares of the corporation shall be made upon its books by the holder of the shares in person or by such holder’s lawfully constituted representative, upon surrender of the certificate of stock for cancellation if such shares are represented by a certificate, or by delivery to the corporation of such evidence of transfer as may be required by the corporation if such shares are not represented by certificates. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

Section 3. Lost Certificate. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming their certificate of stock to be lost or destroyed. When authorizing such issue of new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed. However, in its sole discretion, the Board may choose not to direct the creation of a new certificate, but instead direct that upon receipt of such affidavit, bond and other acts as it may require as set forth above, the shares represented by the lost or destroyed certificate shall thenceforth be deemed uncertificated shares. Within a reasonable time thereafter, the corporation will send the stockholder a written statement as required by applicable law and described in Section 1(c) of this Article VII.

ARTICLE VIII
RECORD DATE

Section 1. In General. The Board may fix in advance a date as the record date for the purpose of determining stockholders entitled to notice of a stockholders’ meeting or any adjournment thereof. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. In no event may a record date fixed by the Board be a date preceding the date upon which the resolution fixing the record date is adopted or a date more than sixty (60) days before or less than ten (10) days before the date of meeting or action requiring a determination of stockholders.

Section 2. Special Meeting. The record date for determining stockholders entitled to demand a special meeting shall be the close of business on the date the first stockholder delivers his or her demand to the corporation.

Section 3. Absence of Board Determination for Stockholders’ Meeting. If the Board does not determine the record date for determining stockholders entitled to notice of and to vote at an annual or special stockholders’ meeting, such record date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Section 4. Adjourned Meeting. A record date for determining stockholders entitled to notice of or to vote at a stockholders’ meeting is effective for any adjournment of the meeting unless the Board fixes a new record date.

ARTICLE IX
DIVIDENDS

The Board may from time to time declare, and the corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Certificate of Incorporation and by law. Dividends may be paid in cash or property, including shares of stock or other securities of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law.

ARTICLE X
FISCAL YEAR

The fiscal year of the corporation shall be the twelve (12) month period selected by the Board as the taxable year of the corporation for federal income tax purposes, unless the Board establishes a different fiscal year.

ARTICLE XI
SEAL

The corporate seal shall bear the name of the corporation, which shall be between two concentric circles, and in the inside of the inner circle shall be the calendar year of incorporation.

ARTICLE XII
STOCK IN OTHER CORPORATIONS

Unless otherwise directed by the Board, the Chief Executive Officer shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of, or with respect to any action of stockholders of, any other corporation in which this corporation may hold securities and to otherwise exercise any and all rights and powers that the corporation may possess by reason of its ownership of securities in other corporations.

ARTICLE XIII
AMENDMENTS

These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by the Board or the stockholders; provided that the Board may not amend or repeal any Bylaw or Bylaws if the Certificate of Incorporation or applicable law reserves the power to amend these Bylaws generally or the particular Bylaw or Bylaws in question exclusively to the stockholders. Any Bylaw or amendment to a Bylaw adopted by the Board may be altered, amended, or repealed by vote of the stockholders entitled to vote thereon, or a new Bylaw in lieu thereof may be adopted by the stockholders.

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